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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement Nos. 333-116155 and 333-96369 of Metretek Technologies, Inc. on Form S-3 of our report dated March 25, 2004 (March 10, 2005 as to the effects of the discontinued operations described in Note 3 and the adoption of EITF 03-6, "Participating Securities and the Two-Class Method Under FASB Statement No. 128" described in Note 1), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the discontinued operations described in Note 3 and the adoption of EITF 03-6 described in Note 1 appearing in the Annual Report on Form 10-K of Metretek Technologies, Inc. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Denver, Colorado
November 7, 2005